EXHIBIT 6.1

                      LEASING AND SERVICE AGENCY AGREEMENT

     This Agreement is dated for reference the 15th day of September, 1996.


BETWEEN: ADVANCED GAMING TECHNOLOGY, INC. an entity incorporated under the laws of the State of Wyoming, United States of America, and having an office at PO Box 11610, Suite 2482 - 650 West Georgia Street, Vancouver, British Columbia, Canada, V6B 4N9.

                                 (hereinafter refereed to as the "Manufacturer")

AND: EDWARD THOMPSON GROUP, an entity incorporated under the laws of England and having an office at Richmond Street, Sunderland, England, SR5 1BQ

                                        (hereinafter refereed to as the "Agent")


                                    RECITALS

WHEREAS:

A. The Manufacturer is engaged in the business of manufacturing a two-way electronic bingo device that shall be marketed for lease to customers under the name "PartiMAX" (the "Product"):

B. The Manufacturer wishes to appoint an exclusive agent to lease and service the Product in the Territory and to fulfill those other duties that are set forth in this Agreement;

C. The Agent wishes to accept the appointment as the Manufacturer's exclusive agent on the terms set forth in this Agreement:

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements of the parties hereafter set out an in consideration of the sum of One ($1.00) Dollar now paid by each party to the other, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                     PART 1
                                 Interpretation

1.01  Definitions

      Unless the context requires otherwise the terms defined in this part have for all purposes of this Agreement the following meanings:

      Approved Budgets - "Approved Budgets" means the annual budgets that are approved by the parties as provided in Part VIII.

      Business  - "Business"  means  the   design,   development,   manufacture,
                  marketing leasing, installation and maintenance of two-way portable electronic bingo devices to augment he play of merchandised cash bingo in the United Kingdom.


      Product   - "Product" means the two-way  electronic bingo  device  that is manufactured by the Manufacturer under the name "PartiMAX", the current specifications of which are appended to this Agreement as Scheduled "A".

      Revenue   - "Revenue" means the gross revenue generated from  the Business in the Territory.

      Territory - "Territory" means the United Kingdom.


                                     PART II
                              Appointment of Agent

2.01  Appointment

      The Manufacturer hereby appoints the Agent as its exclusive agent to solicit leases of the Product in the Territory and to fulfill the other duties that are set forth in this Agreement. The Agent hereby accepts such appointment upon the terms and conditions contained in this Agreement.

2.02  Exclusive Agency

      The appointment of the Agent is an exclusive appointment within the Territory.

2.03  Territorial Restriction

      The Agent shall not lease, install or service the Product in any location outside of the Territory without the express written consent of the Manufacturer.

2.04  Best Efforts by Agent

      The Agent shall use its best efforts to carry out and complete all tasks and services reasonably necessary for the marketing, leasing, installation, training, customer service, repair service, administration and collection functions that are directly or indirectly associated with the Business and to obtain all necessary approvals of the Product as may be required under the gaming regulatory structure within the Territory. The Agency further agrees that its merchandising policies, from time to time, shall be designed to preserve the goodwill that is associated with the name and reputation of both the Manufacturer and the Product.

2.05  Best Efforts by Manufacturer

      The Manufacturer shall use its best efforts to carry out and complete all tasks and services reasonably necessary for the design, engineering, development and manufacturing of the Product in order to enable the Agent to obtain necessary approvals for the leasing and servicing of the Product in the Territory. The Manufacturer acknowledges that the Product must conform with EMC Directive 89/336/EMC, a copy of which is attached hereto as Schedule "B". The Manufacturer further acknowledges that it will be responsible for the cost of transportation and delivery, including customs duties, if applicable, of the Product to a location designated by the Agent in the Territory.


                                    PART III
                                   Facilities

3.01  Place of Business

      Throughout the term of this Agreement, the Agent shall maintain within the Territory one or more places of business, each with a display room as well as service and installation equipment with which it can carry out its obligations under this Agreement.

3.02  Location of Facility

      The Agent shall not lease or offer to lease the Product from any location within the Territory without first obtaining the written approval of the Manufacturer, which approval shall not be unreasonably withheld.


                                     PART IV
                           Cost and Revenue Allocation

4.01  Costs

      Each party shall be solely responsible for and shall pay for the costs that are incurred by it within its sphere of responsibility as provided in Sections 2.04 and 2.05 of this Agreement. Without restricting the generality of the foregoing, the parties agree that:

      (a) the Manufacturer shall be responsible for paying all costs incurred in the design, engineering, development and manufacturing of the Product and for all transportation costs, taxes or duties relating to the delivery of the Product to the Agents premises;

      (b) the Agent shall be responsible for paying all costs in the marketing, leasing, installation, training, customer service, repair service, warranty and maintenance service of the Product and for all administration and collection costs associated with the Business, including the cost of obtaining all necessary approvals of the Product from any regulatory authorities within the Territory, and including the cost of preparing, registering and maintaining the registration of leases of the Product; and

      (c) the Agent shall be responsible for all travel, entertainment, office, clerical, accounting, general leasing and service expenses relating to the Business and for the cost of collecting and remitting any Value Added Tax or Sales Tax applicable to the leasing or servicing of the Product.

4.02  Pricing of Product

      The Agent shall only quote such lease rates and lease terms for the Product as the Agent and the Manufacturer shall from time to time agree in writing. The Agent shall have no right, power or authority to represent that the Product may be obtained on terms and conditions different from those provided.

      The Agent shall quote prices and terms for the installation and maintenance of the Product, from time to time, as it shall consider appropriate, provided that the prices and terms quoted by the Agent shall be competitive with the prices and terms applicable to the installation and maintenance of any comparable gaming devices within the Territory.

4.03  Acceptance of Orders

      All orders taken by the Agent for the Product shall be subject to acceptance or rejection by the Manufacturer in accordance with policies and procedures established from time to time by agreement between the Manufacturer and the Agent. Subject to the foregoing, the Manufacturer agrees to use its best efforts to fill all orders for the product that are placed by the Agent and to arrange for delivery of the Product to the Agent's designed facility within thirty (30) days of its receipt of an accepted order.

4.04  Revenue Allocation

      Until such time as the Manufacturer has received aggregate Revenue equal to the lesser of:

      (a)   500,000 pounds sterling; or

      (b)   the   Manufacturer's   actual   documented   cost  of  the   design,
            engineering, development of the Product;

      all Revenue from the Business shall be distributed 60% to the Manufacturer and 40% to the Agent. Thereafter, all Revenue shall be shared equally between the Manufacturer and the Agent. Revenue from the Business during each month throughout the term of this Agreement shall be distributed by the Agent by the 15th Day of the following month together with an accounting for all Revenue that has been received by the Agent during the preceding month.

4.05  Bank Accounts

      All Revenue shall be collected by the Agent and deposited to a segregated account or accounts maintained by it for those purposes.


                                     PART V
                            Agent's Other Obligations

5.01  Marketing of Products

      The Agent agrees to conduct its activities under this Agreement in a lawful manner, consistent with the high standards of fair trade, fair competition and business ethics.

5.02  Approval of Advertising

      A programme for all advertising or promotion shall be prepared by the Agent, from time to time, and the same shall be reviewed and mutually agreed by both the parties before implementation.

5.03  Expenses

      The Agent shall pay any and all of its costs and expenses under this Agreement when the same shall be due and payable and shall be solely responsible for the acts of its employees, agents and representatives.

5.04  Installation  of Product

      The Agent shall provide installation service of the Product to all customers.

5.05  Maintenance and Servicing of Product

      The Agent shall provide servicing and maintenance of the Product under the same terms and conditions as it now supports existing electronic installations in the United Kingdom, provided always that the Agent will exercise its very best effort to provide services and maintenance of the Product to all customers requesting same within two (2) business days of the Agent's receipt of such request.

5.06  Sales Tax

      The Agent shall be responsible for collecting and remitting any and all Value Added Tax or Sales Tax applicable to the leasing, installation or servicing of the product.

5.07  Risk of Product

      All Product delivered to the Agent shall remain the property of the Manufacturer but shall be at the risk of the Agent while in its possession. The Agent shall maintain in force during the continuaton of this Agreement, policies of insurance issued by carriers approved by the Manufacturer acting reasonably and covering insurable risks in such amounts as are specified by the Manufacturer acting reasonably. Such insurance policies shall insure the Agent and the Manufacturer and shall provide for at least thirty (3) days prior written notice to the Manufacture of any material modification, cancellation or expiration of a policy. The Agent shall provide evidence that such insurance is in effect prior to taking delivery of Product.

                                     PART VI
                                   WARRANTIES

6.01  Manufacturer's Warranties

      The Manufacturer shall provide a written copy of the Manufacturer's limited warranty with each Product that is delivered to the Agent and the Agent shall pass such limited warrant on to its retail customers. The Agent shall make no changes to said warranty either orally or in writing.

6.02  Defects

      The Agent shall notify the Manufacturer immediately of any customer complaints or claimed defects in any Product. The Manufacturer shall be entitled to inspect all Product which the Agent is notified is defective and shall determine the validity of any such claim as being a manufacturing defect.


                                    PART VII
                            Trademarks and Copyrights

7.01  Trademarks and Copyrights

      The Agent shall not acquire any right to any goodwill, trademark, copyright, industrial design or other form of intellectual or commercial property of the Manufacturer. The Manufacturer authorizes and the Agent agrees to use the name "PartiMAX" in association with the leasing and servicing of the Product, which authorization shall terminate upon the termination of this Agreement.


                                    PART VIII
                                     Records

8.01  Books of Account

      The Agent shall cause to be established and supervise the books of account of the Business. All books of account shall be kept at the office of the Agent and the Agent shall cause the books of accounts to be retained by it and by the Agent's accountants or as otherwise agreed upon by the parties for a period of two (2) years following the termination of this Agreement.

8.02  Method of Accounting

      The books of accounts shall be maintained by the Agent on an accrual basis in accordance with generally accepted accounting principles consistently applied.

8.03  Inspection of Accounts

      The Manufacturer has the right during the term of this Agreement and for two (2) years following the termination of this Agreement, at all reasonable time during normal business hours, to audit, examine and make copies of or extracts from the books of account. Such right may be exercised through an agent or an employee or other authorized representative of the Manufacturer. The expenses incurred in any such audit or examination shall be paid by the Manufacturer unless any accounting irregularities are discovered, in which event the expenses incurred shall be paid by the Agent.

8.04  Monthly Reports

      The Agent shall, not more than fifteen (15) days after the end of each calendar month, furnish to the Manufacturer a reasonably detailed operating statement and other appropriate information for the calendar month in question, summarizing the operations of the Business and giving a detailed accounting for all Revenue collected by the Agent.

8.05  Annual Report

      The Agent shall, within ninety (90) days after the end of each operating year, deliver to the Manufacturer audited Financial Statements of the Business prepared in accordance with generally accepted accounting principles consistently applied.

8.06  Budget

      Prior to October 1, 1996 and the same date of each subsequent year during the term of this Agreement, the Agent shall cause to be prepared and shall deliver to the Manufacturer a proposed budget for the next ensuing fiscal year, setting forth in reasonable the number of units of the Product that the Agent estimates will be leased during each moth of the next ensuing fiscal year, including the projected Revenue of the Business for both the leasing and servicing of the Product.

8.07  Approval

      Each budget referred to in Section 8.06 hereof is subject to the approval of both parties. If the parties do not mutually approve the budget for the next ensuing fiscal year, either party may give the other party sixty (60) days written notice of its intention to terminate this Agreement. If the parties are unable to approve the budget within the aforesaid sixty (60) day period, either party may terminate this Agreement and shall be under no further obligation to the other save and except for the obligation to account for all Product delivered to the Agent and all Revenue from the Business up to the date of termination of this Agreement.


                                     PART IX
                                      Term

9.01  Effective Date

      This Agreement is effective on execution by both parties.

9.02  Term

      Subject to earlier  termination  of this  Agreement as provided in Section
      8.07 hereof, this Agreement shall have a term of five (5) years commencing on the effective date and may be renewed for successive five (5) year terms upon the terms and conditions that are provided in this Agreement or as the parties may otherwise mutually agree in writing.


                                     PART X
                             Amendment of Agreement

10.01 Amendments

      This Agreement may only be amended with the written consent of both parties.


                                     PART XI
                                   ASSIGNMENT

11.01 Assignment

      This Agreement may not be assigned by either of the Manufacturer or the Agent without the prior written consent of the other party, except that this Agreement may be assigned to a wholly owned subsidiary of the party making the assignment. No assignment of this Agreement shall be valid unless the assignee has given its covenant to the other party hereto to be bound by the terms of this Agreement. In the event of any such assignment, the Manufacturer and the Agent, as the case may be, shall remain liable to the other under this Agreement notwithstanding such assignment unless it is specifically released by the other party either prior to or concurrently with the effective date of such Assignment.


                                    PART XII
                                     General

12.01 Proper Law and Choice of Forum

      This Agreement is to be governed by and interpreted in accordance with the laws of the United Kingdom. Both the parties hereby agree that nay disputes arising out of this Agreement that cannot be mutually settled shall be referred to an arbitrator who shall be acceptable to both the parties.

      If the parties cannot decide on the arbitrator, then the arbitrator of the International Court shall be asked to appoint an arbitrator to rule on the dispute.

12.02 Waiver

      A waiver on the art of any party to this Agreement relating to the strict compliance with any term of this Agreement will not in itself, constitute a waiver of the rights of that party in the event of a subsequent beach of a term or condition of this Agreement by another party.

12.03 Severability

      If any provision of this Agreement is found to be unreasonable or unenforceable, or both, by a Court of competent jurisdiction, then such provision shall be deemed to be severed from this Agreement and the remainder of this Agreement will not be affected and will remain in full force to the extent permitted by law.

12.04 Execution by Facsimile and Counter Parts

      This Agreement may be executed by facsimile transmission and/or in one or more counter parts, each of which so executed will constitute an original and all of which will constitute one and the same Agreement.

12.05 Notice

      Any notice to be given under this Agreement shall be duly and properly given if delivered, or if transmitted by fax to such Fax number as the parties may from time to time designate, or if mailed by prepaid registered post in Canada, or in the United Kingdom addressed as set out at the beginning of this Agreement or at such other address or addresses as the parties may from time to time designate by notice in writing to each other. Any notice mailed pursuant to this Section will be deemed to be received on the tenth (10th) business day next following the day of mailing.

12.06 Headings

      All captions contained in this Agreement are for convenience only and do not constitute a part of this Agreement. Whenever required, the singular will be deemed to include the plural and vice versa. Whenever required, the masculine gender will include the feminine and vice versa.

12.07 No Partnership

      The parties do not intend to form a partnership nor shall either of them for any purpose be or be deemed or be treated in any way whatsoever to be, liable or responsible under this Agreement as partners.

12.08 No Pledging of Credit

      Neither party shall pledge the credit of or legally bind the other party hereto without the express written consent of that party.

12.09 Successors and Assigns

      This Agreement ensures to the benefit of and is binding upon the parties to this Agreement, their heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the parties hereto set their hands and seals as of the day and year first above written.


ADVANCED GAMING TECHNOLOGY, INC.                EDWARD THOMPSON GROUP



Per: /s/ Firoz Lakhani                          Per:
     ---------------------------                     ---------------------------
                                                        Authorized Signatory